Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                            August 11, 2005
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended July 2, 2005 and July 3, 2004, in thousands of dollars except per share amounts.



                                 Three Months Ended       Six Months Ended
                                 July 2,     July 3,     July 2,     July 3,
                                  2005        2004        2005        2004

Net sales                     $  736,962  $  712,307  $1,450,289  $1,327,982

Net earnings                  $   62,584  $   34,256  $  131,261  $   61,633

Net earnings per common share $    49.87  $    27.29  $   104.59  $    49.11

Average number of shares
 outstanding                   1,255,054   1,255,054   1,255,054   1,255,054


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/Financials.aspx.

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